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                                                                    EXHIBIT 21.1

                                AMENDED LIST OF
                          SUBSIDIARIES OF THE COMPANY

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                 NAME                             JURISDICTION OF
                                            INCORPORATION/ORGANIZATION
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
*1.   KHC Assurance, Inc.          Vermont corporation; Wholly-owned subsidiary
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*2.   Koppers Concrete Products,   Delaware corporation; Wholly-owned subsidiary
      Inc.
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*3.   Concrete Partners, Inc.      Delaware corporation; Wholly-owned subsidiary
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*4.   KSA Limited Partnership      Ohio Limited Partnership; 49% Interest owned
                                   by Concrete Partners, Inc. and 1% Interest
                                   owned by Koppers Concrete Products, Inc.
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*5.   Tarconord A/S                Organized pursuant to the laws of Denmark;
                                   50% Equity Interest.
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*6.   World-Wide Ventures          Delaware corporation; Wholly-owned subsidiary
      Corporation
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*7.   Koppers Foreign Investment   Organized pursuant to the laws of the Cayman
      Corporation                  Islands; Wholly-owned subsidiary of
                                   World-Wide Ventures Corporation
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*8.   Koppers Australia PTY, Ltd.  Organized pursuant to the laws of New South
                                   Wales, Australia; 50% Interest.
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*9.   KAP Investments, Inc.        Delaware corporation; Wholly-owned
                                   subsidiary of Koppers Australia PTY, Ltd.
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*10.  Koppers Industries           Organized pursuant to the laws of Barbados;
      International                Wholly-owned subsidiary
      Trade Corporation
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*11.  Koppers Industries B.W.,     Delaware Corporation; Wholly-owned subsidiary
      Inc.
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*12.  Koppers Refractory           Delaware Corporation; Wholly-owned subsidiary
      Materials, Inc.
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*13.  Koppers Industries of        Delaware Corporation; Wholly-owned subsidiary
      Delaware, Inc.
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
*  Each subsidiary transacts business only under its legal name.